                                                                    Exhibit 99.2

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------

                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
--------------------------------------------------------------------------------

                                                                        September 30, 1997        December 31, 1996
                                                                        ------------------        -----------------
Assets
   Cash and amounts due from depository institutions                            $   39,249               $   28,266
   Federal funds sold                                                               24,900                   20,000
   Securities purchased under agreements to resell                                  35,600                    5,300
   Mortgage-backed securities, net
     Held to maturity                                                              506,779                  630,106
     Available-for-sale                                                             41,285                   44,489
   Loans receivable, net                                                         1,524,335                1,403,483
   Loans held for sale                                                               1,551                      370
   Accrued interest receivable                                                      12,822                   12,206
   Premises and equipment, net                                                       8,394                    8,888
   Federal Home Loan Bank stock, at cost                                            20,236                   21,827
   Real estate held for sale or investment, net                                      1,328                    1,328
   Real estate owned, net                                                            1,958                    1,438
   Deferred tax assets, net                                                         22,053                   22,643
   Other assets                                                                      7,167                    6,121
                                                                                ----------               ----------

     Total Assets                                                               $2,247,657               $2,206,465
                                                                                ----------               ----------
Liabilities and Shareholder's Equity
   Customer deposits                                                            $1,965,961               $1,840,485
   Securities sold under agreements to repurchase                                        -                   44,353
   Other borrowings                                                                 68,481                  106,998
   Other liabilities and accrued expenses                                           18,502                   22,166
                                                                                ----------               ----------

     Total Liabilities                                                           2,052,944                2,014,002
                                                                                ----------               ----------
Redeemable Preferred Stock; Series A, no par value;
     100,000 shares outstanding, $10 million liquidation value
     at September 30, 1997; and 200,000 shares outstanding, $20
     million liquidation value at December 31, 1996                                  9,153                   17,748

   Common stock; par value $1.00; 100 shares issued
     and outstanding                                                                     -                        -
   Paid in capital                                                                 101,181                  102,189
   Retained earnings                                                                84,379                   72,526
                                                                                ----------               ----------

     Total Shareholder's Equity                                                    185,560                  174,715
                                                                                ----------               ----------

Total Liabilities and Shareholder's Equity                                      $2,247,657               $2,206,465
                                                                                ----------               ----------


The accompanying notes are an integral part of the consolidated financial statements.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (dollars in thousands)
--------------------------------------------------------------------------------

                                                           For the           For the Nine          For the           For the Nine
                                                        Quarter Ended        Months Ended       Quarter Ended        Months Ended
                                                        Sept. 30, 1997      Sept. 30, 1997      Sept. 30, 1996      Sept. 30, 1996
                                                        --------------      --------------      --------------      --------------
Interest income
   Interest and fees on loans                           $       28,772      $       83,291      $       26,539      $       80,237
   Interest on mortgage-backed securities                       10,093              32,117              12,108              38,625
   Interest and dividends on investment                            894               2,298               1,111               3,481
                                                        --------------      --------------      --------------      --------------

      Total interest income                                     39,759             117,706              39,758             122,343
                                                        --------------      --------------      --------------      --------------
Interest expense
   Interest on deposits                                         22,921              66,375              20,835              60,894
   Interest on borrowings                                        1,068               3,928               3,488              14,815
   Preferred Stock accretion                                       299               1,405                 560               1,627
                                                        --------------      --------------      --------------      --------------

      Total interest expense                                    24,288              71,708              24,883              77,336
                                                        --------------      --------------      --------------      --------------

Net interest income before provision for loan losses            15,471              45,998              14,875              45,007
   Provision for loan losses                                       250                 752                  71                 852
                                                        --------------      --------------      --------------      --------------

Net interest income after provision for loan losses             15,221              45,246              14,804              44,155
                                                        --------------      --------------      --------------      --------------
Non-interest income
   Deposit related fees                                            493               1,400                 471               1,393
   Loan related fees                                               298                 906                 326               1,038
   Gain on disposition of loans, net                                67                 234                  56                 210
   Other income                                                  1,554               5,090                 855               2,372
                                                        --------------      --------------      --------------      --------------

      Total non-interest income                                  2,412               7,630               1,708               5,013
                                                        --------------      --------------      --------------      --------------
Non-interest expense
   Compensation and benefits                                     6,680              18,207               5,299              15,852
   Occupancy and equipment                                       2,002               5,943               2,018               6,331
   FDIC premiums and special assessments                           384               1,152              12,123              14,303
   Professional services                                           441               1,455                 301                 831
   Advertising and promotion                                       169                 883                 235                 761
   Provision for loss (recovery) on interest
      rate exchange agreements                                      22                  17                 147                (422)
   Other                                                         2,306               6,251               1,892               6,005
                                                        --------------      --------------      --------------      --------------

      Total non-interest expense                                12,004              33,908              22,015              43,661
                                                        --------------      --------------      --------------      --------------

Income before income taxes                                       5,629              18,968              (5,503)              5,507
   Provision for income taxes                                      320                 960                   -                   -
                                                        --------------      --------------      --------------      --------------

Net income                                              $        5,309      $       18,008      $       (5,503)     $        5,507
                                                        --------------      --------------      --------------      --------------

The accompanying notes are an integral part of the consolidated financial statements.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                 For the Nine Months Ended September 30, 1997
                             (dollars in thousands)
--------------------------------------------------------------------------------

Balance at December 31, 1996                                            $174,715
Net income                                                                18,008
Dividends paid or accrued                                                 (7,500)
Net unrealized gain on mortgage-backed securities available for sale         337
                                                                        --------
Balance at September 30, 1997                                           $185,560
                                                                        --------



The accompanying notes are an integral part of the consolidated financial statements.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
--------------------------------------------------------------------------------

                                                                                For the Nine            For the Nine
                                                                                Months Ended            Months Ended
                                                                             September 30, 1997      September 30, 1996
                                                                             ------------------      ------------------
Cash flows from operating activities
Net income                                                                             $ 18,008                $  5,507
Adjustments to reconcile net income to net cash
   provided by operating activities
   Amortization of:
     Investments and mortgage-backed securities net premium                               1,567                   2,002
     Loan premium                                                                            60                     699
     Intangibles                                                                            869                     923
   Proceeds from sale of loans originated and held for sale                              12,739                  13,710
   Originations of loans held for sale                                                  (13,686)                (13,996)
   Gain on sale of real estate owned and held for sale or investment                     (1,571)                    (22)
   Gain on disposition of mortgage loans                                                   (234)                   (210)
   Provision for loan losses                                                                752                     852
   Provision for loss (recovery) on interest rate exchange agreements                        17                    (422)
   Net provision for income taxes                                                           960                       -
   Increase in accrued interest receivable                                                 (616)                    408
   Decrease in accrued interest payable                                                  (1,316)                 (2,581)
   Depreciation and amortization of premises and equipment                                1,261                   1,280
   Decrease (increase) in other assets                                                   (2,106)                 (2,976)
   Decrease in other liabilities                                                         (2,365)                 10,345
   Other, net                                                                              (483)                  1,819
                                                                                    -----------             -----------
Total adjustments                                                                        (4,152)                 11,831
                                                                                    -----------             -----------

   Net cash provided by operating activities                                             13,856                  17,338
                                                                                    -----------             -----------
Cash flows from investing activities
   Loans originated and held for investment                                            (326,327)               (169,027)
   Purchases of mortgage-backed securities                                                    -                 (14,547)
   Purchases of real estate loans                                                        (7,438)                (23,341)
   Purchases of premises and equipment                                                     (817)                   (903)
   Principal payments on mortgage-backed securities                                     125,302                 154,023
   Principal payments on loans                                                          210,248                 210,068
   Proceeds from sale of Federal Home Loan Bank Stock                                     2,599                     911
   Redemption of preferred stock                                                        (10,000)                      -
   Proceeds from sales of real estate owned                                               1,535                   3,134
   Proceeds from sale of real estate held for sale                                        1,335                     (19)
   Other, net                                                                               785                     326
                                                                                    -----------             -----------

   Net cash provided by investing activities                                             (2,778)                160,625
                                                                                    -----------             -----------

Cash flows from financing activities
   Net increase in checking and saving accounts                                          82,123                  75,842
   Proceeds from issuance of certificates of deposits                                   226,103                 192,836
   Payments for maturing on early withdrawal
     of certificates of deposits                                                       (182,751)               (166,177)
   Net decrease in short-term repurchase agreements                                     (44,353)                (47,255)
   Decrease in Federal Home Loan Bank advances                                          (38,517)               (250,953)
   Dividends                                                                             (7,500)                 (8,100)

   Net cash used by financing activities                                                 35,105                (203,807)
                                                                                    -----------             -----------

   Net decrease in cash and cash equivalents                                             46,183                 (25,844)
                                                                                    -----------             -----------

Cash and cash equivalents at beginning of period                                         53,566                  70,486
                                                                                    -----------             -----------

Cash and cash equivalents at end of period                                          $    99,749             $    44,642
                                                                                    -----------             -----------
Supplemental disclosure of cash flow information
   Non cash investing and financing activities:
   Additions to real estate acquired through foreclosure                            $     2,037             $     4,242
   Cash paid for interest (including interest credited)                             $    73,023             $    80,135
   Cash paid for alternative income and minimum
     franchise taxes                                                                $       370             $       545

The accompanying notes are an integral part of the consolidated financial statements.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1. ORGANIZATION

   America First Eureka Holdings, Inc. (the "Company") is a wholly owned subsidiary of America First Financial Fund 1987-A Limited Partnership (the "Partnership"), and was formed for the purpose of owning and managing one or more acquired financial institutions. The Company acquired EurekaBank ("Eureka") on May 27, 1988 (the "Acquisition").

2. BASIS OF PRESENTATION

   The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary, Eureka and its subsidiaries. All significant intercompany transactions have been eliminated.

   In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (primarily consisting of normal recurring accruals) necessary for a fair presentation of the Company's financial condition as of September 30, 1997, and the results of its operations for the quarters and nine months ended September 30, 1997 and 1996.

3. ALLOWANCE FOR LOAN LOSSES

   The Company recorded loan loss provisions of approximately $250,000 and $752,000 for the quarter and nine months ended September 30, 1997, respectively, as compared to $71,000 and $852,000 for the same periods in 1996, respectively. At September 30, 1997 and December 31, 1996, the allowance for loan losses was approximately $7.4 million and $7.1 million, respectively. Management believes that the allowance for loan losses was adequate given the composition, credit characteristics and loss experience of the loan portfolio.

4. INTEREST RATE EXCHANGE AGREEMENTS

   The Company entered into interest rate exchange agreements to reduce the impact of future fluctuations in interest rates on fixed rate mortgages funded by variable rate liabilities. The floating rates to be received by the Company under the terms of these agreements are reset monthly, quarterly or semi-annually and are generally indexed to the FHLB Eleventh District Cost of Funds index or the one or three month London Interbank Offered Rate ("LIBOR").

   In 1993, the sustained decline in interest rates in the general economy and the resulting prepayment of mortgage loans associated with the interest rate exchange agreements caused Eureka to establish a liability based on the estimated fair value of interest rate exchange agreements that were no longer deemed effective as hedges. During the quarter ended September 30, 1997, Eureka recorded a provision to non-interest expense on interest rate exchange agreements of approximately $22,000 to reflect the effect of interest rate decreases on the market value of Eureka's related obligations. A net provision of approximately $17,000 was recorded for the nine months ended September 30, 1997. During the quarter and nine months ended September 30, 1996, Eureka recorded to non-interest expense provisions (recoveries) on interest rate exchange agreements of approximately $147,000 and ($422,000), respectively, to reflect the effect of interest rate increases on the market value of Eureka's related obligations. The recorded liability for the interest rate exchange agreements totaled approximately $379,000 and $1.2 million at September 30, 1997 and December 31 1996, respectively. Net interest payable on interest rate exchange agreements was $395,000 and $629,000 at September 30, 1997 and December 31, 1996, respectively, and was included in other liabilities and accrued expenses.

   For the quarter and nine months ended September 30, 1997, net interest expense on interest rate exchange agreements

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY


   (after amortization of the interest rate exchange agreement liability of $253,000 and $872,000, respectively) totaled approximately $130,000 and $550,000, respectively. For the quarter and nine months ended September 30, 1996, net interest expense on interest rate exchange agreements (after amortization of the interest rate exchange agreement liability of $351,000 and $1.4 million, respectively) totaled approximately $238,000 and $622,000, respectively. Net interest expense on interest rate exchange agreements is included as an adjustment to interest income on loans. The notional amount of interest rate exchange agreements outstanding was $55 million and $100 million at September 30, 1997 and December 31, 1996, respectively.

5. INCOME TAXES

   The consolidated financial statement provisions for income tax for the quarters and nine months ended September 30, 1997 and 1996 relate to the Company and its subsidiary. The Company and its subsidiary file calendar year consolidated federal income and combined California franchise tax returns.

   Deferred tax assets are initially recognized for net operating loss and tax credit carryforwards and differences between the financial statements carrying amount and the tax bases of assets and liabilities which will result in future deduction amounts. A valuation allowance is established to reduce the deferred tax assets to the level at which it is more likely than not that the tax benefits will be recognized.

   A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on a review of available evidence. The allowance is subject to ongoing adjustments based on changes in circumstances that affect management's assessment of the realizability of the deferred tax assets. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense (benefit).

6. MERGER WITH BAY VIEW CAPITAL CORPORATION

   On May 8, 1997, the Partnership announced that it had entered into a definitive agreement with Bay View Capital Corporation with respect to a merger of its subsidiary America First Eureka Holdings with Bay View (the "Merger Agreement"). This transaction was completed on January 2, 1998. Pursuant to the Merger Agreement, Bay View Capital Corporation paid $90 million in cash and 8,076,923 shares of its common stock to the Partnership, the sole shareholder of the Company. Please refer to the Partnership's Form 8-K dated May 16, 1997 for further information. The above Bay View shares to be received by the Partnership under the terms of the Merger Agreement are adjusted for a Bay View 100% stock dividend declared on April 14, 1997 to Bay View stockholders of record on May 9, 1997.

   In May 1997, $10 million of the preferred stock issued to the FDIC was redeemed. The $10 million in mandatorily redeemable non-voting Series A Preferred Stock which remains outstanding would have been redeemed in May 1998, but were redeemed in conjunction with the acquisition.

   Under the terms of the Assistance Agreement, and as a result of the Merger Agreement discussed above, the Partnership paid a final participation payment to the FDIC of approximately $11.5 million from cash received at the time of the merger. The final participation payment is in addition to the redemption of the remaining $10 million in outstanding Series A Preferred Stock.